UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As discussed below in Item 5.02, on January 13, 2006, Lowell B. Hawkinson, Chairman and Chief Technology Officer of Gensym Corporation, also assumed the positions of President and Chief Executive Officer of Gensym. Mr. Hawkinson will receive an annual base salary of $287,500, will be eligible to receive an annual bonus of up to 50% of his annual base salary based on the achievement of financial and operating objectives to be established by the Board of Directors, will be granted stock-based incentives in such amount and on such terms as are subsequently determined by the Board of Directors, and will be entitled to base salary continuation for 12 months as severance in the event of his termination without cause.

Item 1.02. Termination of a Material Definitive Agreement

As discussed below in Item 5.02, on January 13, 2006, Kim Mayyasi, resigned as the President and Chief Executive Officer of Gensym Corporation and as a member of its Board of Directors. The resignation has the effect of terminating (1) Mr. Mayyasi’s employment agreement with Gensym dated August 19, 2004, (2) Mr. Mayyasi’s severance benefits agreement with Gensym dated August 30, 2004 and (3) Mr. Mayyasi’s nonstatutory stock option agreement with Gensym dated August 30, 2004. In connection with Mr. Mayyasi’s resignation, Gensym agreed to continue to pay Mr. Mayyasi’s salary through January 27, 2006.

The material terms of Mr. Mayyasi’s employment agreement, severance benefits agreement and nonstatutory stock option agreement are described in Gensym’s Proxy Statement for its 2005 Annual Meeting of Stockholders, which descriptions are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 11, 2006, Kim Mayyasi, notified Gensym Corporation’s Board of Directors that he intended to resign as President and Chief Executive Officer of Gensym and as a member of its Board of Directors, and he delivered his written resignation on January 13, 2006. Mr. Mayyasi has served as Gensym’s President and Chief Executive Officer and as a member of Gensym’s Board of Directors since August 2004. There are no disagreements between Mr. Mayyasi and Gensym on any matters relating to Gensym’s operations, policies or practices. Mr. Mayyasi was not a member of any committee of Gensym’s Board of Directors.

On January 13, 2006, Gensym’s Board of Directors appointed Lowell B. Hawkinson, who currently serves as Gensym’s Chairman and Chief Technology Officer, as Gensym’s President and Chief Executive Officer. Mr. Hawkinson will continue to serve as Chairman of Gensym’s Board of Directors. Mr. Hawkinson, age 62, has served as Chairman and Secretary of Gensym since August 2001 and as Gensym’s Chief Technology Officer since August 2004. Mr. Hawkinson previously served as President and Chief Executive Officer of Gensym from August 2001 to August 2004 and as Gensym’s Chairman, Chief Executive Officer, Treasurer and Secretary from September 1986 to October 1999. From November 1999 to August 2001, Mr. Hawkinson was an independent consultant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: January 17, 2006

By:      /s/ Lowell B. Hawkinson

Name: Lowell B. Hawkinson

Title: President and Chief Executive Officer